SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): December 11, 2012

FUSHI COPPERWELD, INC.

(Exact name of registrant as specified in charter)

Nevada	001-33669	13-3140715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TYG Center Tower B, Suite 2601 Dongsanhuan Bei Lu, Bing 2 Beijing, PRC 100027	116100
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (011)-86-10-8447-8280

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.            Submission of Matters to a Vote of Security Holders.

On December 11, 2012, Fushi Copperweld, Inc. (the “Company”), held a special meeting of its stockholders (the “Special Meeting”). The Company’s independent inspector of elections reported the vote of the stockholders as follows:

1.                  Proposal 1: The approval of the Agreement and Plan of Merger, dated as of June 28, 2012, as it may be amended from time to time (the “Merger Agreement”), among the Company, Green Dynasty Limited, a Cayman Islands exempted company (“Parent”), Green Dynasty Acquisition, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Green Dynasty Holdings Limited, a Cayman Islands exempted company, pursuant to which Merger Sub will merge with and into the Company, and the Company will continue as the surviving corporation and will be a wholly owned subsidiary of Parent (the “Merger”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,979,294	65,417	11,249	0

2.                  Proposal 2: The approval of the non-binding resolution to approve the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger and the agreements or understanding pursuant to which such compensation is paid.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,236,044	2,586,302	28,564	0

Item 8.01.             Other Events

On December 11, 2012, the Company issued a press release relating to the announcement of the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits

3.                  (d) Exhibits

Exhibit Number	Description
99.1	Press release, dated December 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSHI COPPERWELD, INC.

By:	/s/ Joseph Longever
Name: Joseph Longever
Title: Co-Chief Executive Officer

Dated: December 11, 2012

Exhibit Index

Exhibit Number	Description
99.1	Press release, dated December 11, 2012.